SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING  1/31/2007
FILE NUMBER 811-5686
SERIES NO.:   8

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A                                                  15,147
         2.   Dividends for a second class of open-end company shares
             (000's Omitted)
              Class B                                                   4,942
              Class C                                                   1,520
              Investor Class                                            5,154
              Institutional Class                                       3,585

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
1.       Dividends from net investment income
              Class A                                                 000.1569
2.       Dividends for a second class of open-end company shares (form nnn.nnnn)
              Class B                                                 000.1409
              Class C                                                 000.1405
              Investor Class                                          000.1576
              Institutional Class                                     000.1680

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A                                                   98,404
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                                                   31,007
              Class C                                                   10,737
              Investor Class                                            32,055
              Institutional Class                                       23,738

74V.     1.   Net asset value per share (to nearest cent)
              Class A                                                   $ 4.54
2. Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                                                   $ 4.56
              Class C                                                   $ 4.54
              Investor Class                                            $ 4.55
              Institutional Class                                       $ 4.54